UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

DARLING INTERNATIONAL INC.

(Name of Registrant as specified in its charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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251 O’Connor Ridge Boulevard, Suite 300
Irving, Texas 75038

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 21, 2010

To the stockholders of Darling International Inc.:

A special meeting of stockholders (the “Special Meeting”) of Darling International Inc. (the “Company”) will be held on December 21, 2010, at 10:00 a.m., local time, at the Omni Mandalay Hotel, 221 E. Las Colinas Boulevard, Irving, Texas 75039, for the following purposes (which are more fully described in the accompanying Proxy Statement):

1.
To approve an amendment to our restated certificate of incorporation, as amended, to increase the total number of authorized shares of common stock, par value $0.01, from 100,000,000 to 150,000,000 (the “Proposal”); and

2.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof in accordance with the provisions of the Company’s bylaws.

The Board of Directors unanimously recommends that you vote to approve the Proposal.

The Board has fixed the close of business on November 19, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

You are cordially invited to attend the Special Meeting.  However, whether or not you expect to attend the Special Meeting, to assure your shares are represented at the Special Meeting, if voting by mail, please date, execute and mail promptly, to ensure receipt no later than December 20, 2010, the enclosed proxy in the enclosed envelope, for which no additional postage is required or, if voting by Internet or telephone pursuant to the instructions in the enclosed proxy, proxies must be received no later than 12:00 a.m., central time, on December 21, 2010.

By Order of the Board,

/s/ John F. Sterling

John F. Sterling
Secretary

Irving, Texas
November 24, 2010

Your vote is important.
Please execute and return promptly the enclosed proxy card in the envelope provided.

TABLE OF CONTENTS

Page

QUESTIONS AND ANSWERS ABOUT VOTING	1

PROPOSAL – APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7

Security Ownership of Certain Beneficial Owners	7

Security Ownership of Management	8

OTHER MATTERS	9

HOUSEHOLDING OF PROXY MATERIAL	9

WHERE YOU CAN FIND MORE INFORMATION	9

ADDITIONAL INFORMATION	10

i

251 O’Connor Ridge Boulevard, Suite 300
Irving, Texas 75038

PROXY STATEMENT
FOR A SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 21, 2010

This proxy statement (“Proxy Statement”) is provided to the stockholders of Darling International Inc. (“Darling,” “we,” “our” or “our company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be voted at a special meeting of Stockholders to be held at the Omni Mandalay Hotel, 221 E. Las Colinas Boulevard, Irving, Texas 75039, at 10:00 a.m., local time, on December 21, 2010 (the “Special Meeting”), and at any adjournment or postponement thereof.  This Proxy Statement and the enclosed proxy card are first being sent or given to stockholders on or about November 24, 2010.  This Proxy Statement provides information that should be helpful to you in deciding how to vote on the matter to be voted on at the Special Meeting.

We are asking you to approve an amendment to our restated certificate of incorporation, as amended, to increase the total number of authorized shares of common stock, par value $0.01 (the “Common Stock”), from 100,000,000 to 150,000,000.

QUESTIONS AND ANSWERS ABOUT VOTING

Why am I receiving these materials?

Our records indicate that you owned your shares of Common Stock at the close of business on November 19, 2010 (the “Record Date”).  You have been sent this Proxy Statement and the enclosed proxy card because Darling is soliciting your proxy to vote your shares of Common Stock at the Special Meeting on the proposal described in this Proxy Statement.

What am I voting on?

There is one matter scheduled for a vote: to approve an amendment to our restated certificate of incorporation, as amended, to increase the total number of authorized shares of Common Stock from 100,000,000 to 150,000,000 (the “Proposal”).

Who is entitled to vote at the Special Meeting?

All owners of our Common Stock as of the close of business on the Record Date are entitled to vote their shares of Common Stock at the Special Meeting, and any adjournment or postponement thereof.  As of the Record Date, a total of 82,462,519 shares of Common Stock are outstanding and eligible to vote at the Special Meeting.  Each share of Common Stock is entitled to one vote on each matter properly brought before the Special Meeting.  The enclosed proxy card shows the number of shares you are entitled to vote at the Special Meeting.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with Darling, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the Special Meeting or vote by proxy.  Whether or not you plan to attend the Special Meeting, Darling encourages you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting.  As the beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.

How do I vote?

Your shares may only be voted at the Special Meeting if you are present in person or are represented by proxy.  Whether or not you plan to attend the Special Meeting, we encourage you to vote by proxy to assure that your shares will be represented.  To vote by proxy, complete the enclosed proxy card and mail it in the postage-paid envelope provided, or you may vote by using the telephone or the Internet in accordance with the instructions provided on the enclosed proxy card.

You may revoke your proxy at any time before it is exercised by timely submission of a written revocation to our Secretary, by timely submission of a properly executed later-dated proxy or by timely voting by ballot at the Special Meeting.  Voting by proxy will in no way limit your right to vote at the Special Meeting if you later decide to attend in person.  Attendance at the Special Meeting will not by itself constitute a revocation of your proxy – you must vote at the Special Meeting.

If your shares are held in the name of a bank, broker or other holder of record (i.e., a “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

All shares that you are entitled to vote and that are represented by a properly-completed proxy received prior to the Special Meeting and not revoked will be voted at the Special Meeting in accordance with the instructions on the proxy.  If you properly deliver your proxy but fail to indicate how your shares should be voted, the shares represented by your proxy will be voted “FOR” the Proposal and in the discretion of the persons named in the proxy as proxy appointees as to any other matter that may properly come before the Special Meeting.

Who may attend the Special Meeting?

All stockholders that were stockholders of Darling as of the Record Date, or their authorized representatives, may attend the Special Meeting.  Admission to the Special Meeting will be on a first-come, first-served basis.  If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Special Meeting, you should bring proof of ownership to the Special Meeting, such as a bank or brokerage account statement, to ensure your admission.

How will votes be counted?

The Special Meeting will be held if a quorum, consisting of a majority of the outstanding shares entitled to vote, is represented in person or by proxy.  Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum.  A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.  Under the rules of the New York Stock Exchange (the “NYSE”), absent instructions from the beneficial owners, banks and brokers who hold shares in street name for beneficial owners only have the authority to vote on routine corporate matters.  We consider the approval of an amendment to our restated certificate of incorporation, as amended, to increase the total number of authorized shares of Common Stock as described herein to be a routine matter and, thus, banks and brokers who hold shares in street name for beneficial owners do have the authority to vote the shares of beneficial owners absent direction from the beneficial owners to the banks or brokers on how to vote the shares in such beneficial owners’ accounts.

With respect to the Proposal — Approval of an Amendment to our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, voting as a class, entitled to vote thereon is required for approval of such item.  For this item, you may vote “FOR,” “AGAINST” or “ABSTAIN.”  If you abstain from voting, it will have the same effect as a vote against this item.  If you hold your shares through a broker and you do not instruct the broker on how to vote on this item, your broker may exercise its discretionary authority to vote your shares in favor of or against this item.

Who will count the votes?

Our transfer agent, Computershare Investor Services, will tally the votes and will serve as inspector at the Special Meeting.

How are proxies being solicited and who will pay for the solicitation of proxies?

We will bear the expense of the solicitation of proxies.  In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, over the Internet or in person.  No special compensation will be paid to our directors, officers or employees for the solicitation of proxies.  To solicit proxies, we will also request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse these organizations or individuals for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies.  We will also use the services of the proxy solicitation firm of Georgeson Inc. to assist in the solicitation of proxies.  For these services, we will pay a fee that is not expected to exceed approximately $9,000, plus out-of-pocket expenses.

Who can help answer my other questions and to whom should I send a request for copies of certain material?

If you have more questions about voting or wish to obtain another proxy card, you should contact:

John F. Sterling
General Counsel and Secretary
Darling International Inc.
251 O’Connor Ridge Boulevard, Suite 300
Irving, Texas  75038
Telephone: (972) 717-0300   Fax: (972) 281-4475
E-mail: corporatesecretary@darlingii.com

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on December 21, 2010
The Proxy Statement is available at www.edocumentview.com/darii

PROPOSAL – APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On November 8, 2010, the Board unanimously approved, and recommends that our stockholders approve, an amendment to our restated certificate of incorporation, as amended, to increase the number of shares of Common Stock Darling is authorized to issue from 100,000,000 to 150,000,000.  The Board has adopted resolutions setting forth the proposed amendment in the form of an amendment to Article Four of our restated certificate of incorporation, as amended, and recommends that the stockholders approve (and vote “FOR”) such amendment.  The resolutions also provide that the amendment be submitted to the stockholders entitled to vote thereon for consideration at the Special Meeting in accordance with the Delaware General Corporation Law.  The following is the text of the proposed amendment to Article Four of our restated certificate of incorporation, as amended:

“The aggregate number of shares of stock that the Corporation shall have the authority to issue is one hundred fifty-one million (151,000,000) shares, consisting of one hundred fifty million (150,000,000) shares of common stock having a par value of $0.01 per share (the “Common Stock”), and one million (1,000,000) shares of preferred stock, having a par value of $0.01 per share (the “Preferred Stock”).”

If approved, the amendment to our restated certificate of incorporation, as amended, will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware, which will occur as soon as reasonably practicable following the Special Meeting.

As of the Record Date, the following shares of Common Stock were outstanding or reserved for issuance:

Shares issued and outstanding	82,462,519
Shares reserved for issuance under employee benefit plans (1)	3,440,239

TOTAL	85,902,758
(1) Includes 867,022 shares that are issuable upon exercise of outstanding options

The Board believes that it is in Darling’s best interests to increase the number of authorized shares of Common Stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise, including, without limitation, the repayment of certain of our existing or future indebtedness.

As of the Record Date, we currently have 17,537,481 shares of authorized but unissued shares of Common Stock, of which 3,440,239 shares of Common Stock are reserved for issuance under employee benefit plans or issuable upon the exercise of options.  The Board believes that the availability of such additional shares will provide our company with the flexibility to (i) issue Common Stock for possible future financings, stock dividends or distributions, acquisitions, repayment of indebtedness or stock option plans, (ii) provide liquidity for funding possible acquisitions or other strategic investments or (iii) issue Common Stock for other general corporate purposes that may be identified in the future by the Board.  The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for stockholders who do not purchase additional shares to maintain their pro rata interest in our company, on such stockholders’ percentage voting power.

On November 9, 2010, we announced the signing of an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which we will acquire Griffin Industries, Inc. (“Griffin”), one of North America’s leading independent providers of value-added rendering, bakery feed and cooking oil recycling services, by merging a newly-formed, wholly-owned subsidiary of Darling with and into Griffin with Griffin surviving as a wholly-owned subsidiary of Darling (the “Merger”).  We anticipate that the transactions contemplated by the Merger Agreement, including, without limitation, the Merger, will be consummated on or about December 17, 2010.

Pursuant to the terms and conditions of the Merger Agreement and subject to certain adjustments as provided therein, Darling will pay Griffin’s stockholders an aggregate purchase price of $840.0 million, of which $740 million is payable in cash and approximately $100.0 million is payable in currently authorized but unissued Common Stock. We expect to finance the cash portion of the Merger consideration through a combination of borrowings under a senior secured credit facility (the “Credit Facility”) to be entered into in connection with the closing of the Merger, the proceeds from issuing and selling senior unsecured notes in a public offering or in a Rule 144A or other private placement on or prior to the closing date of the Merger (the “Senior Unsecured Notes Offering”) and cash on hand.  If and to the extent we do not, or are unable to, complete the Senior Unsecured Notes Offering yielding sufficient proceeds on or prior to the proposed closing date of the Merger, we anticipate obtaining a senior unsecured bridge facility (the “Bridge Facility”) in an amount (after taking into account the proceeds from the Senior Unsecured Notes Offering, if any) sufficient to pay the balance of the aggregate purchase price under the Merger Agreement.

On November 18, 2010, we filed a shelf registration statement (the “Universal Shelf Registration Statement”) with the Securities and Exchange Commission (“SEC”) on Form S-3 for the Company’s debt and equity, which may be offered from time to time.  If you approve the amendment to our restated certificate of incorporation to increase the number of authorized shares of Common Stock as described herein, after the closing of the Merger, we anticipate conducting, pursuant to the Universal Shelf Registration Statement, a public offering of a portion of our newly authorized Common Stock (the “Common Stock Offering”), the proceeds of which will be used to pay down existing indebtedness, including all or a portion of the Bridge Facility, if any, and/or a portion of the Credit Facility.  The amount of Common Stock that may be offered in the Common Stock Offering, as well as the approximate proceeds that may be received from such offering, have not been determined and will not be known until the completion of the Common Stock Offering. There can be no assurance that if commenced, the Common Stock Offering will be successfully completed.  The securities described in such Universal Shelf Registration Statement may not be sold nor may offers to buy be accepted prior to the time the Universal Shelf Registration Statement becomes effective.  This Proxy Statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities described in the Universal Shelf Registration Statement in any state or jurisdiction which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The transactions contemplated by the Merger Agreement, including, without limitation, the Merger, are anticipated to close prior to the commencement of the Common Stock Offering and, as such, the increase in the amount of authorized Common Stock, to be effectuated by the amendment to our restated certificate of incorporation to be voted on at the Special Meeting, and the subsequent proceeds from the Common Stock Offering are not a prerequisite to, or necessary for, the completion of the transactions contemplated by Merger Agreement.

The authorized shares of Common Stock in excess of those currently issued and those anticipated to be issued in connection with the Common Stock Offering will be available for issuance at such times and for such corporate purposes as the Board may deem advisable, without further action by our stockholders, except as may be required by applicable law or by the rules and regulations of the NYSE.  Upon any such issuance, such shares will have the same rights as the outstanding shares of Common Stock.

Other than as described above in connection with the Common Stock Offering, we have no arrangements, agreements, understandings or plans at the current time for the issuance or use of the additional shares of Common Stock proposed to be authorized.  The terms upon which any securities may be issued will be determined by the Board.  The Board does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of our company and its then existing stockholders.  The Board could use the additional shares of Common Stock to discourage an attempt to change control of our company.  However, the proposed amendment is not in response to any effort of which we are aware to obtain control by accumulating shares of Common Stock or otherwise.

Vote Required

Adoption of an amendment to our restated certificate of incorporation, as amended, requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, voting as a class, entitled to vote thereon.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table and notes set forth certain information with respect to the beneficial ownership of shares of Common Stock based on Schedule 13G or Schedule 13F filings, as the case may be, as of the date indicated below, by each person or group within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), who is known to our management to be the beneficial owner of more than five percent of our outstanding Common Stock and is based upon information provided to us by those persons.

Name and Address of Beneficial Owner of Common Stock	Amount and Nature of Beneficial Ownership	Percent of Class
Michael W. Cook Asset Management Inc. d/b/a SouthernSun Asset Management Inc. 6000 Poplar Ave., Suite 220, Memphis, TN 38119	7,834,137 (1)	9.5%
Blackrock Inc. 40 East 52nd Street, New York, NY 10022	6,332,068 (2)	7.7%
Thomson Horstmann & Bryant Inc. Park 80 West, Plaza One, Saddle Brook, NJ 07663	4,570,028 (3)	5.5%
FMR LLC 82 Devonshire Street, Boston, MA 02109	4,200,000 (4)	5.1%

(1)	As reported on Schedule 13F filed with the Securities and Exchange Commission on November 15, 2010 by SouthernSun Asset Management Inc.

(2)
Based on information contained in the Schedule 13G filed by Blackrock Inc. on January 29, 2010.  Blackrock Inc. is a holding company in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act and has sole voting and dispositive power with respect to all of the above shares.  Since there may have been subsequent purchases or sales of securities, this information may not reflect the current holdings by this stockholder.

(3)	As reported on Schedule 13F filed with the Securities and Exchange Commission on November 12, 2010 by Thomson Horstmann & Bryant Inc.

(4)	As reported on Schedule 13F filed with the Securities and Exchange Commission on November 15, 2010 by FMR LLC.

Security Ownership of Management

The following table and notes set forth certain information with respect to the beneficial ownership of shares of Common Stock, as of November 19, 2010, by each director, each named executive officer and by all directors and executive officers as a group:

Name of Beneficial Owner of Common Stock	Common Stock Owned	Unexercised Plan Options (1)	Common Stock Beneficially Owned (2)	Percent of Common Stock Owned
Randall C. Stuewe	503,808	365,095	868,903	1.05%
O. Thomas Albrecht	28,434	22,000	50,434	*
C. Dean Carlson	255,427	10,000	265,427	*
Marlyn Jorgensen	27,595	10,000	37,595	*
Neil Katchen	180,693	69,183	249,876	*
Charles Macaluso	18,434	22,000	40,434	*
John D. March	10,748	6,000	16,748	*
John O. Muse	161,820	48,119	209,939	*
John F. Sterling	48,871	1,326	50,197	*
Michael Urbut	68,434	10,000	78,434	*
All executive officers and directors as a group (12 persons)	1,346,423	579,006	1,925,429	2.32%

*	Represents less than one percent of Common Stock outstanding.
(1)	Represents options that are or will be vested and exercisable within 60 days of November 19, 2010.
(2)
Represents the total of Common Stock Owned and Unexercised Plan Options.  The persons named in this table have sole voting and investment power with respect to all shares of capital stock shown as beneficially owned by them, except with respect to the Unexercised Plan Options included therein.

OTHER MATTERS

Our management is not aware of any matters other than the Proposal to be presented for action at the Special Meeting; however, if any matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on these matters.

HOUSEHOLDING OF PROXY MATERIAL

The SEC has adopted rules that permit companies and intermediaries (e.g., banks, brokers, trustees or other nominees) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Each stockholder who participates in householding will continue to receive a separate proxy card.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your bank, broker, trustee or other nominee and direct a written request to Darling International Inc., Attn: Investor Relations, 251 O’Connor Ridge Boulevard, Suite 300, Irving, Texas 75038 or an oral request by telephone at (972) 717-0300. If any stockholders in your household wish to receive a separate copy of this Proxy Statement, they may call or write to Investor Relations and we will promptly provide additional copies. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their bank, broker, trustee or other nominee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this Proxy Statement, by going to the Investors page of our corporate website at www.darlingii.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this Proxy Statement, and therefore is not incorporated herein by reference.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of proxy statements or other information concerning us, without charge, by written or telephonic request directed to Darling International Inc., Attn: Corporate Secretary, 251 O’Connor Ridge Boulevard, Suite 300 Irving, Texas 75038, or by telephone at (972) 717-0300, on the Investors page of our corporate website at www.darlingii.com; or from our proxy solicitor, Georgeson Inc., by telephone toll-free at 1-800-509-0917; or from the SEC through the SEC website at the address provided above.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF THE COMPANY’S COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED NOVEMBER 24, 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in Our 2011 Annual Meeting Proxy Statement and Proxy Card

Any stockholder proposal to be considered by us for inclusion in our 2011 proxy statement and form of proxy card for next year’s Annual Meeting of Stockholders, expected to be held in May 2011, must be received by our Secretary at our principal executive offices located at 251 O’Connor Ridge Boulevard, Suite 300, Irving, Texas 75038, no earlier than January 11, 2011 (120 days prior to the first anniversary of the date of the 2010 Annual Meeting) and no later than February 10, 2011 (90 days prior to the first anniversary of the date of the 2010 Annual Meeting).  To submit a stockholder proposal, a stockholder must be a stockholder of record of our company at the time of the above notice of proposal, must be entitled to vote at the 2011 Annual Meeting and must comply with the notice procedures set forth in our company’s bylaws.  The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement.

By Order of the Board,

/s/ John F. Sterling

John F. Sterling
General Counsel and Secretary

Irving, Texas
November 24, 2010